                                                                    EXHIBIT 99.1


JDA SOFTWARE GROUP, INC.                             INVESTOR RELATIONS CONTACT:
NEWS RELEASE                             Lawrence Delaney, Jr., The Berlin Group
                                PH: (310) 577-5282; Email: larry@berlingroup.com

                                                   JDA PUBLIC RELATIONS CONTACT:
                           Maureen N. Tuskai, Director, Corporate Communications
                            Phone: (480) 308-3233; Email: maureen.tuskai@jda.com
--------------------------------------------------------------------------------

JDA SOFTWARE ACQUIRES E3, WORLD'S LEADING PROVIDER OF INVENTORY OPTIMIZATION SOLUTIONS
Acquisition Extends JDA's Reach up the Supply Chain with Integrated CPFR
Software

SCOTTSDALE, ARIZ. - SEPTEMBER 10, 2001 - JDA(R) SOFTWARE GROUP, INC. (Nasdaq:
JDAS) announced today the acquisition of E3 CORPORATION, the global leader of inventory optimization systems. Founded in 1980, privately held E3 has helped over 550 retailers, wholesalers, distributors and manufacturers in 20 countries to maximize their inventory decisions with computer assisted ordering and replenishment systems. With this acquisition, JDA has once again executed upon its proven strategy to broaden its JDA Portfolio(TM) with complementary products such as industry frontrunner, E3TRIM(TM) replenishment system, and E3's new Collaborative, Planning, Forecasting and Replenishment (CPFR) solutions.

      "In our drive to reach the $500 million mark, we will continue to build or acquire solutions that offer unlimited growth potential," commented JDA CEO JIM ARMSTRONG. "By acquiring a market leader such as E3, we have immediately gained the highest level of market share in the inventory replenishment space. Importantly, with approximately half of E3's clients being non-retail, we will accelerate our CPFR initiative by gaining presence in the wholesale and distribution industries, which we had already targeted for growth."

      Added Armstrong, "With 32 offices in 17 countries servicing clients in over 60 nations, JDA's global sales and delivery infrastructure is perfectly suited to acquisitions of this nature. Starting today we will leverage our capabilities to position E3 with the remainder of our 4,000 plus clients and unlimited prospects."

      Commenting on the acquisition, ANDERS H. HERLITZ, E3'S FOUNDER AND CHAIRMAN, said, "JDA has been our partner and our competitor for many years, and we have been mutually successful on both counts. With the match between our offerings being nearly perfect, it made sense for us to work together to benefit our clients. Our total solution has vast potential for improving customer ROI. Of even greater importance is the fact that we are now a single company offering a single product portfolio to an enlarged marketplace."

ACQUISITION TERMS

      JDA acquired E3 for $20 million dollars in cash and 1.6 million shares of JDA Common Stock for a purchase price of approximately $50 million dollars. E3's revenues for the 12 months ending June 30, 2001 were $44.3 million including $21.1 million of software and $13.1 million in maintenance. JDA will incur a one-time charge of $2.2 million for in-process research and development costs and the related tax benefit in third quarter 2001. Excluding this charge, JDA expects the E3 acquisition to be neutral to earnings in third quarter and solidly accretive in future quarters. The Company also expects to spend an additional $10 to $12 million for merger-related costs and to take advantage of operating synergies, which will bring the total cost

Add 1
JDA Acquires E3



of the acquisition to approximately $60 million. Banc of America Securities LLC acted as financial advisor to JDA. First Union Securities acted as financial advisor to E3 Corporation.

JDA TO TARGET UNIX MARKET WITH NEXT GENERATION E3TRIM

      A key factor influencing JDA's acquisition was E3's readiness to launch UNIX versions of its leading E3TRIM replenishment product.

      "Since approximately 110 of our clients are also E3 users, we have a real appreciation for this solution's power and have long viewed E3 as the best brand in forecast-based replenishment," commented JDA PRESIDENT, HAMISH BREWER. "The imminent availability of the UNIX version gives us a much broader opportunity base and strongly supports our tier one growth strategy."

      Affirming that E3 has set the standard for inventory replenishment, PETER CHARNESS, JDA'S SENIOR VICE PRESIDENT, MARKETING AND CHIEF PRODUCT OFFICER, said, "E3's next generation replenishment solutions are based on over 20 years of deep intellectual capital as well as proven best practices in computer assisted ordering. No other competitive product comes close to the depth of functionality that these applications deliver. With E3 now part of JDA Portfolio, we are confident that E3TRIM will assume the same leadership position in the UNIX-market as the solution has already achieved with its current customers."

JDA TO DELIVER PREVAILING RESPONSE TO CPFR INITIATIVE

      JDA is also optimistic about the opportunities that will result by merging its CPFR efforts with E3's initiatives, including an existing Application Service Provider (ASP) delivery model for its solutions. With the vision of enabling manufacturers, distributors, and retailers to work from a single, shared demand forecast, E3 will now be able to hasten and enhance its progress as part of JDA.

      Commented JDA's Brewer, "We are very excited about the impressive strides that E3 has made driving collaborative replenishment solutions between retailers and their suppliers. The industry is focused on this and AMR Research has even pinpointed replenishment as the most sought after solution in the collaborative field. While plenty of vendors are talking about it, E3 has actually been doing it for years."

      E3's CPFR solutions include more than 50 live trading partners collaborating via E3 solutions -- an unparalleled number which includes four of the top five hardware co-ops either utilizing established programs or in the process of implementing systems.

      KEVIN STADLER, JDA'S SENIOR VICE PRESIDENT OF COLLABORATIVE SOLUTIONS, confirmed that E3's progress supports JDA's strategy of emphasizing forecasting and replenishment as key customer focused areas that link the demand chain with the supply chain.

      "We'll gain an immediate kick-start in this important strategic growth area," explained Stadler. "With E3 serving as a cornerstone of our CPFR offering, we will provide the total solution that tightens production cycles, lowers safety stock requirements and reduces potential lost sales. When you combine Arthur

Add 2
JDA Acquires E3



Planning(TM), Intactix(TM) assortment and space management applications, JDA Intellect(TM) advanced data mining applications and the E3 products, it's clear that no other vendor in the market can come close to offering the business benefit that JDA is able to deliver."

CONFERENCE CALL INFORMATION

      JDA will host a conference call today at 9:15 a.m. Eastern to discuss its acquisition of E3. The following telephone numbers can be used for anyone interested in participating: (800) 450-0785 (United States) or (612) 332-0530 (International) and ask the operator for the "JDA Discussion." A replay of the conference call will begin today at 11:45 a.m. Eastern and end on September 24 at 11:59 p.m. Eastern. Interested parties can hear the recall by dialing (800) 475-6701 (United States) or (320) 365-3844 (International) using Access Code 602666.

      Additionally, interested parties can hear the conference call over the Internet through Vcall. To listen, callers must log onto the Vcall web site, http://www.vcall.com, by 9:00 a.m. Eastern to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on Vcall shortly after the call and a transcript will be posted to Vcall's web site 24 to 48 hours after the call.

      A Frequently Asked Questions document is available at http://www.jda.com under "News & Events" for more information.

ABOUT JDA SOFTWARE GROUP

      With more than 4,300 retail, wholesale, distribution and manufacturing clients in 60 countries, JDA Software Group, Inc. (NASDAQ:JDAS) is the global leader in providing integrated software and professional services that address real-world issues to help multi-channel companies manage their mission critical operations. By capitalizing on its market position and financial strength, JDA commits significant resources in furthering its next generation of retail intelligent solutions that exploit the power of the Internet to meet emerging business needs. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,400 associates operating from 32 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more information, visit www.jda.com.

                                       ###

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include: our strategy of broadening JDA Portfolio by building or acquiring solutions that we hope will enable us to reach $500 million in annual revenue; Mr. Armstrong's statement that we have gained the highest level of market share in the inventory replenishment space and the implication that we can maintain and leverage this market share; Mr. Armstrong's statement that we will accelerate our CPFR initiative by gaining presence in wholesale and distribution; Mr. Armstrong's statement that our global sales and delivery infrastructure is perfectly suited to acquisitions of this nature; Mr. Armstrong's statement that we will position E3 with our clients and prospects; our expectation that the

Add 3
JDA Acquires E3



E3 acquisition will be neutral to earnings in the third quarter, and solidly accretive in future quarters; our expectation that we will need to spend an additional $10 to $12 million for merger-related costs, and that we will be able to take advantage of operating synergies; Mr. Brewer's statement that we believe the UNIX version of E3TRIM is imminently available, and that it will strongly support out tier one growth strategy; Mr. Charness' statement that E3TRIM will assume the same leadership position in the UNIX-market as it has with its current customers; Mr. Stadler's statements regarding our ability to combine our and E3's CPFR efforts to kick-start CPFR as an important strategic growth area for us. Future events may involve risks and uncertainties, including, but not limited to, uncertainties related to our ability to: successfully assimilate into JDA both the E3 products and services, and the E3 employees to help us achieve our $500 million annual revenue goal; our ability to maintain and enhance E3's market-leading position in the inventory replenishment space, particularly since many of E3's customers are wholesalers and distributors, who are not part of our traditional retail market; successfully use our existing sales and delivery infrastructure to integrate E3's products, services, employees and products, particularly since E3's office locations, products, customers and markets are different than ours; successfully back-sell E3 products into our client base; achieve neutral earnings with E3 in the third quarter and solidly accretive in future quarters, particularly given the uncertain global economy; keep merger-related costs to $10 to $12 million and achieve operating synergies, particularly given the complexity of combining two global companies; complete the development of the new UNIX version of E3TRIM in a timely, cost-efficient and technically viable manner, and to integrate this new version with our other products, particularly our UNIX-based merchandise system, ODBMS; leverage the E3 acquisition to further our efforts to enter the CPFR market; and other risks detailed from time to time in the "Risk Factors" section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.

In addition to the specific risks identified in the proceeding paragraph, acquisitions involve a number of special risks, including diversion of management's attention to the assimilation of the operations and personnel of acquired businesses, costs related to the acquisition and the integration of acquired businesses, products, technologies and employees into our business and product offerings. Achieving the anticipated benefits of any acquisition will depend, in part, upon whether the integration of the acquired business, products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate any acquisition we may pursue, and any related diversion of management's attention, could have a material adverse effect on our business, operating results and financial condition. Moreover, there can be no assurance that any products acquired will gain acceptance in our markets, that we will be able to penetrate new markets successfully or that we will obtain the anticipated or desired benefits of such acquisitions. Any acquisition we pursue or consummate could result our incurring debt and contingent liabilities, amortization of goodwill and other intangibles, purchased research and development expense, other acquisition-related expenses and the loss of key employees, any of which items could have a material adverse effect on our business, operating results and financial condition.

JDA is a registered trademark with the United States Patent and Trademark Office. E3TRIM, JDA Arthur Planning, JDA Intellect and JDA Portfolio are trademarks of JDA Software Group, Inc. All other company, product or services names referenced in this release may be registered trademarks or trademarks of their respective owners.